Exhibit 99.1

Itron Announces Third Quarter 2023 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--November 2, 2023--Itron, Inc. (NASDAQ: ITRI), which is innovating the way utilities and cities manage energy and water, announced today financial results for its third quarter ended September 30, 2023. Key results for the quarter include (compared with the third quarter of 2022):

  Revenue of $561 million, increased 33%;
  Gross profit of $187 million, increased 56%;
  GAAP net income of $40 million, increased $36 million;
  GAAP diluted earnings per share of $0.87, increased $0.78 per share;
  Non-GAAP diluted EPS of $0.98, increased $0.75 per share;
  Adjusted EBITDA of $68 million, increased 181%;
  Free cash flow of $28 million, increased $18 million; and
  Total backlog of $4.3 billion increased 3%.

“Our third quarter results demonstrate broad-based and strong team execution on customer deliveries that drove acceleration in revenue, gross margin, EBITDA, EPS, and cash flow,” said Tom Deitrich, Itron’s president and CEO. “Our quarter end cash balance of $255 million provides ample liquidity and flexibility as we continue to execute our strategic objectives.

“The dramatically changing utility landscape and the electrification of everything is exposing a variety of growing challenges for the utilities, municipalities, and cities that we serve. Itron’s capabilities to provide visibility and control at scale are essential in managing rapidly increasing demand, while ensuring reliable and sustainable access to energy and water for consumers. Our investments in new solutions directly address these critical customer needs and are delivering returns as our third quarter results demonstrate.”

Summary of Third Quarter Consolidated Financial Results

(All comparisons made are against the prior year period unless otherwise noted)

Revenue
Total third quarter revenue increased 33%, to $561 million. The increase was due to improving supply chain conditions and strong operational execution.

Device Solutions revenue increased 18%, or 13% in constant currency, due primarily to growth in water meter sales.

Networked Solutions revenue increased 43%, due to improving supply conditions which enabled higher customer deliveries.

Outcomes revenue increased 14%, or 13% in constant currency, due primarily to an increase in recurring services.

Gross Margin
Consolidated company gross margin of 33.4% increased 490 basis points from the prior year due to very favorable product mix and operational efficiencies.

Operating Expenses and Operating Income
GAAP operating expenses of $132 million increased $19 million from the prior year, and Non-GAAP operating expenses of $128 million increased $23 million from the prior year. Both GAAP and Non-GAAP increases were due to increased labor costs, including variable compensation.

GAAP operating income of $55 million was $48 million higher than the prior year, and Non-GAAP operating income of $59 million was $44 million higher than the prior year. Both GAAP and Non-GAAP increases were due to higher gross profit, partially offset by higher operating expenses.

Net Income and Earnings per Share
Net income attributable to Itron, Inc. for the quarter was $40 million, or $0.87 per diluted share, compared with a net income of $4 million, or $0.09 per diluted share in 2022. The increase was driven by higher GAAP operating income, partially offset by higher tax expense.

Non-GAAP net income, which excludes the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, strategic initiative expenses, currency translation write-off, goodwill impairment, acquisition and integration, and the tax effect of excluding these expenses, was $45 million, or $0.98 per diluted share, compared with $11 million, or $0.23 per diluted share, in 2022. The increase was due to higher non-GAAP operating income, partially offset by higher tax expense.

Cash Flow
Net cash provided by operating activities was $34 million in the third quarter compared with $15 million in the prior year. Free cash flow was $28 million in the third quarter compared with $11 million in the prior year. The increase in cash flow was due to higher earnings, partially offset by growth in working capital.

Other Measures

Total backlog at quarter end was $4.3 billion compared with $4.2 billion in the prior year. Bookings in the quarter totaled $413 million.

Q4 2023 Outlook and Full Year 2023 Guidance Update

Outlook for the fourth quarter of 2023 is as follows:

  Revenue between $565 and $575 million
  Non-GAAP diluted EPS between $0.70 and $0.80

Itron's guidance for the full year 2023 has been updated as follows:

  Revenue between $2.16 to $2.17 billion vs. previous guidance of $2.11 to $2.14 billion
  Non-GAAP diluted EPS between $2.83 to $2.93 vs. previous guidance of $2.03 to $2.28

Earnings Conference Call

Itron will host a conference call to discuss the financial results contained in this release at 10 a.m. EDT on November 2, 2023. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.itron.com/events.cfm. Participants should access the webcast 10 minutes prior to the start of the call. A webcast replay of the conference call will be available through November 7, 2023 and may be accessed on the company's website at http://investors.itron.com/events.cfm.

About Itron

Itron enables utilities and cities to safely, securely and reliably deliver critical infrastructure solutions to communities in more than 100 countries. Our portfolio of smart networks, software, services, meters and sensors helps our customers better manage electricity, gas and water resources for the people they serve. By working with our customers to ensure their success, we help improve the quality of life, ensure the safety and promote the well-being of millions of people around the globe. Itron is dedicated to creating a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements

This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including without limitation those resulting from extraordinary events or circumstances and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our Annual Report on Form 10-K for the year ended Dec. 31, 2022 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, free cash flow, and constant currency. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. When providing future outlooks and/or earnings guidance, a reconciliation of forward-looking non-GAAP diluted EPS to the GAAP diluted EPS has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of restructuring related expenses and their related tax effects without unreasonable effort. These costs are uncertain, depend on various factors and could have a material impact on GAAP results for the guidance period. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Product revenues	$480,355	$347,791	$1,361,482	$1,107,499
Service revenues	80,417	73,069	234,978	220,574
Total revenues	560,772	420,860	1,596,460	1,328,073
Cost of revenues
Product cost of revenues	332,035	258,541	951,666	818,639
Service cost of revenues	41,534	42,257	127,276	128,043
Total cost of revenues	373,569	300,798	1,078,942	946,682
Gross profit	187,203	120,062	517,518	381,391

Operating expenses
Sales, general and administrative	76,576	63,446	231,176	212,724
Research and development	51,644	43,820	154,769	138,471
Amortization of intangible assets	4,663	6,413	14,433	19,451
Restructuring	(615)	(1,272)	36,868	(11,097)
Loss on sale of business	45	767	675	3,182
Goodwill impairment	—	—	—	38,480
Total operating expenses	132,313	113,174	437,921	401,211

Operating income (loss)	54,890	6,888	79,597	(19,820)
Other income (expense)
Interest income	2,642	801	5,968	1,367
Interest expense	(2,445)	(1,679)	(6,479)	(4,931)
Other income (expense), net	646	(1,065)	(1,162)	(3,140)
Total other income (expense)	843	(1,943)	(1,673)	(6,704)

Income (loss) before income taxes	55,733	4,945	77,924	(26,524)
Income tax provision	(15,388)	(473)	(24,513)	(4,973)
Net income (loss)	40,345	4,472	53,411	(31,497)
Net income attributable to noncontrolling interests	173	355	874	447
Net income (loss) attributable to Itron, Inc.	$40,172	$4,117	$52,537	$(31,944)

Net income (loss) per common share - Basic	$0.88	$0.09	$1.16	$(0.71)
Net income (loss) per common share - Diluted	$0.87	$0.09	$1.15	$(0.71)

Weighted average common shares outstanding - Basic	45,462	45,139	45,393	45,075
Weighted average common shares outstanding - Diluted	45,950	45,330	45,768	45,075

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Product revenues
Device Solutions	$110,138	$92,893	$340,098	$334,212
Networked Solutions	352,771	240,498	964,909	731,358
Outcomes	17,446	14,400	56,475	41,929
Total Company	$480,355	$347,791	$1,361,482	$1,107,499

Service revenues
Device Solutions	$631	$1,110	$2,085	$4,166
Networked Solutions	32,200	29,374	94,460	86,796
Outcomes	47,586	42,585	138,433	129,612
Total Company	$80,417	$73,069	$234,978	$220,574

Total revenues
Device Solutions	$110,769	$94,003	$342,183	$338,378
Networked Solutions	384,971	269,872	1,059,369	818,154
Outcomes	65,032	56,985	194,908	171,541
Total Company	$560,772	$420,860	$1,596,460	$1,328,073

Gross profit
Device Solutions	$26,919	$14,805	$75,351	$50,489
Networked Solutions	135,203	81,895	362,852	263,155
Outcomes	25,081	23,362	79,315	67,747
Total Company	$187,203	$120,062	$517,518	$381,391

Operating income (loss)
Device Solutions	$17,675	$7,066	$45,837	$24,103
Networked Solutions	102,503	54,640	266,052	177,929
Outcomes	10,280	11,339	35,867	28,789
Corporate unallocated	(75,568)	(66,157)	(268,159)	(250,641)
Total Company	$54,890	$6,888	$79,597	$(19,820)

Total Gross Margin	33.4%	28.5%	32.4%	28.7%

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$254,771	$202,007
Accounts receivable, net	318,104	280,435
Inventories	276,099	228,701
Other current assets	160,768	118,441
Total current assets	1,009,742	829,584

Property, plant, and equipment, net	129,714	140,123
Deferred tax assets, net	209,153	211,982
Other long-term assets	35,348	39,901
Operating lease right-of-use assets, net	41,285	52,826
Intangible assets, net	50,408	64,941
Goodwill	1,035,761	1,038,721
Total assets	$2,511,411	$2,378,078

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$224,308	$237,178
Other current liabilities	54,508	42,869
Wages and benefits payable	106,941	89,431
Taxes payable	17,407	15,324
Current portion of warranty	16,221	18,203
Unearned revenue	136,539	95,567
Total current liabilities	555,924	498,572

Long-term debt, net	454,247	452,526
Long-term warranty	7,262	7,495
Pension benefit obligation	58,079	57,839
Deferred tax liabilities, net	823	833
Operating lease liabilities	33,024	44,370
Other long-term obligations	144,322	124,887
Total liabilities	1,253,681	1,186,522

Equity
Common stock	1,811,365	1,788,479
Accumulated other comprehensive loss, net	(100,840)	(94,674)
Accumulated deficit	(472,795)	(525,332)
Total Itron, Inc. shareholders' equity	1,237,730	1,168,473
Noncontrolling interests	20,000	23,083
Total equity	1,257,730	1,191,556
Total liabilities and equity	$2,511,411	$2,378,078

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Nine Months Ended September 30,
	2023	2022
Operating activities
Net income (loss)	$53,411	$(31,497)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangible assets	42,013	50,612
Non-cash operating lease expense	12,197	12,250
Stock-based compensation	20,531	17,416
Amortization of prepaid debt fees	2,761	2,610
Deferred taxes, net	1,938	(6,428)
Loss on sale of business	675	3,182
Goodwill impairment	—	38,480
Restructuring, non-cash	910	(879)
Other adjustments, net	(318)	2,148
Changes in operating assets and liabilities, net of acquisition and sale of business:
Accounts receivable	(37,832)	12,270
Inventories	(48,280)	(48,377)
Other current assets	(43,240)	(15,907)
Other long-term assets	3,392	(7,897)
Accounts payable, other current liabilities, and taxes payable	220	55,032
Wages and benefits payable	17,361	(30,877)
Unearned revenue	38,619	32,151
Warranty	(2,177)	(5,031)
Restructuring	23,966	(34,410)
Other operating, net	(9,071)	(7,318)
Net cash provided by operating activities	77,076	37,530

Investing activities
Net proceeds (payments) related to the sale of business	(772)	55,933
Acquisitions of property, plant, and equipment	(18,304)	(14,886)
Business acquisitions, net of cash and cash equivalents acquired	—	23
Other investing, net	73	2,424
Net cash provided by (used in) investing activities	(19,003)	43,494

Financing activities
Issuance of common stock	2,366	2,631
Repurchase of common stock	—	(16,972)
Prepaid debt fees	(517)	(697)
Other financing, net	(4,488)	(4,358)
Net cash used in financing activities	(2,639)	(19,396)

Effect of foreign exchange rate changes on cash and cash equivalents	(2,670)	(8,794)
Increase in cash and cash equivalents	52,764	52,834
Cash and cash equivalents at beginning of period	202,007	162,579
Cash and cash equivalents at end of period	$254,771	$215,413

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges, such as restructuring, loss on sale of business, strategic initiative expenses, Russian currency translation write-off, goodwill impairment, or acquisition and integration related expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative expenses, Russian currency translation write-off, goodwill impairment, and acquisition and integration related expenses. We define non-GAAP operating income as operating income (loss) excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative expenses, Russian currency translation write-off, goodwill impairment, and acquisition and integration related expenses. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees, certain employee retention and salaries related to integration, severances, contract terminations, travel costs related to knowledge transfer, system conversion costs, and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are not related to our core operating results. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income (loss) attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, strategic initiative expenses, Russian currency translation write-off, goodwill impairment, acquisition and integration related expenses, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect the anti-dilutive impact of the convertible note hedge transactions entered into in connection with the 0% convertible notes due 2026 issued in March 2021. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income (loss) attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in Accounting Standards Codification (ASC) 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR anytime it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA – We define adjusted EBITDA as net income (loss) (a) minus interest income, (b) plus interest expense, depreciation and amortization, restructuring, loss on sale of business, strategic initiative expenses, Russian currency translation write-off, goodwill impairment, acquisition and integration related expenses, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income (loss).

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts in the reconciliation.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$132,313	$113,174	$437,921	$401,211
Amortization of intangible assets	(4,663)	(6,413)	(14,433)	(19,451)
Restructuring	615	1,272	(36,868)	11,097
Loss on sale of business	(45)	(767)	(675)	(3,182)
Strategic initiative	5	35	5	(675)
Russian currency translation write-off	—	(1,885)	—	(1,885)
Goodwill impairment	—	—	—	(38,480)
Acquisition and integration	(28)	(154)	(117)	(370)
Non-GAAP operating expenses	$128,197	$105,262	$385,833	$348,265

NON-GAAP OPERATING INCOME
GAAP operating income (loss)	$54,890	$6,888	$79,597	$(19,820)
Amortization of intangible assets	4,663	6,413	14,433	19,451
Restructuring	(615)	(1,272)	36,868	(11,097)
Loss on sale of business	45	767	675	3,182
Strategic initiative	(5)	(35)	(5)	675
Russian currency translation write-off	—	1,885	—	1,885
Goodwill impairment	—	—	—	38,480
Acquisition and integration	28	154	117	370
Non-GAAP operating income	$59,006	$14,800	$131,685	$33,126

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss) attributable to Itron, Inc.	$40,172	$4,117	$52,537	$(31,944)
Amortization of intangible assets	4,663	6,413	14,433	19,451
Amortization of debt placement fees	897	846	2,629	2,478
Restructuring	(615)	(1,272)	36,868	(11,097)
Loss on sale of business	45	767	675	3,182
Strategic initiative	(5)	(35)	(5)	675
Russian currency translation write-off	—	1,885	—	1,885
Goodwill impairment	—	—	—	38,480
Acquisition and integration	28	154	117	370
Income tax effect of non-GAAP adjustments	(293)	(2,362)	(10,156)	(4,663)
Non-GAAP net income attributable to Itron, Inc.	$44,892	$10,513	$97,098	$18,817

Non-GAAP diluted EPS	$0.98	$0.23	$2.12	$0.42

Non-GAAP weighted average common shares outstanding - Diluted	45,950	45,330	45,768	45,267

ADJUSTED EBITDA
GAAP net income (loss) attributable to Itron, Inc.	$40,172	$4,117	$52,537	$(31,944)
Interest income	(2,642)	(801)	(5,968)	(1,367)
Interest expense	2,445	1,679	6,479	4,931
Income tax provision	15,388	473	24,513	4,973
Depreciation and amortization	13,645	17,361	42,013	50,612
Restructuring	(615)	(1,272)	36,868	(11,097)
Loss on sale of business	45	767	675	3,182
Strategic initiative	(5)	(35)	(5)	675
Russian currency translation write-off	—	1,885	—	1,885
Goodwill impairment	—	—	—	38,480
Acquisition and integration	28	154	117	370
Adjusted EBITDA	$68,461	$24,328	$157,229	$60,700

FREE CASH FLOW
Net cash provided by operating activities	$34,087	$14,874	$77,076	$37,530
Acquisitions of property, plant, and equipment	(5,806)	(4,223)	(18,304)	(14,886)
Free Cash Flow	$28,281	$10,651	$58,772	$22,644

Contacts

Itron, Inc.
Paul Vincent
Vice President, Investor Relations
(512) 560-1172

David Means
Director, Investor Relations
(737) 242-8448